                                                                   EXHIBIT 25

                                  FORM T-1

                     SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549

                          STATEMENT OF ELIGIBILITY
                  UNDER THE TRUST INDENTURE ACT OF 1939 OF
                 A CORPORATION DESIGNATED TO ACT AS TRUSTEE

              CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
               OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)  [ ]

                          ------------------------

                            Northern Central Bank
             (Exact name of trustee as specified in its charter)

                                Pennsylvania
 (Jurisdiction of incorporation or organization if not a U.S. national bank)

                                 24-0757615
                   (I.R.S. Employer Identification Number)


102 West Fourth Street                                                   17701
Williamsport, Pennsylvania                                          (Zip Code)
(Address of principal executive offices)

                                WILLIAM E. FOX
                            Northern Central Bank
                           102 West Fourth Street
                                P.O. Box 3068
                    Williamsport, Pennsylvania  17701-0068
                                (717) 326-2611
          (Name, address and telephone number of agent for service)

                          ------------------------

                             F.N.B. Corporation
             (Exact name of obligor as specified in its charter)

                                Pennsylvania
               (Jurisdiction of incorporation or organization)

                                 25-1255406
                   (I.R.S. Employer Identification Number)

Hermitage Square                                                         16148
Hermitage,  Pennsylvania                                            (Zip Code)
(Address of principal executive offices)

                          ------------------------

Subordinated Notes due 3, 6, 9, 12, 18, 24, 30, 36, 48, 60, 84 and 120 months
                                     and
                      Subordinated Daily Cash Accounts
                     (Title of the indenture securities)

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1.       GENERAL INFORMATION.  Furnish the following information as to the trustee--

         (a) Name and address of each examining or supervising authority to which it is subject.

                                Name                                            Address
                                ----                                            -------
                 Pennsylvania Department of Banking                     Harrisburg, Pennsylvania
                 Federal Reserve Bank of Philadelphia                   Philadelphia, Pennsylvania
                 Federal Deposit Insurance Corporation                  Washington, D.C.

         (b)     Whether it is authorized to exercise corporate trust powers.

                 The trustee is authorized to exercise corporate trust powers.

2. AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the trustee, describe each such affiliation.

                 None.

3. VOTING SECURITIES OF THE TRUSTEE. Furnish the following information as to each class of voting securities of the trustee:

                             As of September 6, 1995

         ------------------------------------------------------------------
                     Col. A                                  Col. B
         ------------------------------------------------------------------
                  Title of Class                       Amount Outstanding
         ------------------------------------------------------------------
           *Common Stock ($5 par value)                  739,608 shares
         ------------------------------------------------------------------

4. TRUSTEESHIP UNDER OTHER INDENTURES. If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, furnish the following information:

         (a) Title of the securities outstanding under each such other indenture.

                         None

         --------------------
         * Trustee is a wholly-owned subsidiary of Keystone Financial, Inc. Keystone Financial has 24,220,338 shares outstanding and a $2 par value as of September 6, 1995.

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         (b)     A brief statement of the facts relied upon as a basis for the claim that no conflicting interest within the meaning of
                 Section 310(b)(1) of the Act arises as a result of the trusteeship under any such other indenture, including a statement as to how the indenture securities will rank as compared with the securities issued under such other indenture.

                 Not applicable

5. INTERLOCKING DIRECTORATES AND SIMILAR RELATIONSHIPS WITH THE OBLIGOR OR UNDERWRITERS. If the trustee or any of the directors or executive officers of the trustee is a director, officer, partner, employee, appointee, or representative of the obligor or of any underwriter for the obligor, identify each such person having any such connection and state the nature of each such connection.

                 None.

6. VOTING SECURITIES OF THE TRUSTEE OWNED BY THE OBLIGOR OR ITS OFFICIALS. Furnish the following information as to the voting securities of the trustee owned beneficially by the obligor and each director, partner, and executive officer of the obligor:

                             As of September 6, 1995

         --------------------------------------------------------------------------------------------
               Col. A               Col. B                 Col. C                    Col. D
         --------------------------------------------------------------------------------------------
           Name of owner        Title of class          Amount owned          Percentage of voting
                                                        beneficially         securities represented
                                                                               by amount given in
                                                                                     Col. C
         --------------------------------------------------------------------------------------------
           None.
         --------------------------------------------------------------------------------------------


7. VOTING SECURITIES OF THE TRUSTEE OWNED BY UNDERWRITERS OR THEIR OFFICIALS. Furnish the following information as to the voting securities of the trustee owned beneficially by each underwriter for the obligor and each director, partner, and executive officer of each such underwriter:

                             As of September 6, 1995

         --------------------------------------------------------------------------------------------
               Col. A               Col. B                 Col. C                    Col. D
         --------------------------------------------------------------------------------------------
           Name of owner        Title of class          Amount owned          Percentage of voting
                                                        beneficially         securities represented
                                                                               by amount given in
                                                                                     Col. C
         --------------------------------------------------------------------------------------------
           None.
         --------------------------------------------------------------------------------------------

8. SECURITIES OF THE OBLIGOR OWNED OR HELD BY THE TRUSTEE. Furnish the following information as to securities of the obligor owned beneficially or held as collateral security for obligations in default by the Trustee:

                             As of September 6, 1995

         -------------------------------------------------------------------------------------------------
               Col. A                Col. B                   Col. C                     Col. D
         -------------------------------------------------------------------------------------------------
           Title of class         Whether the              Amount owned              Percent of class
                                 securities are       beneficially or held as      represented by amount
                              voting or nonvoting     collateral security for         given in Col. C
                                   securities         obligations in default
         -------------------------------------------------------------------------------------------------
           None.
         -------------------------------------------------------------------------------------------------

9. SECURITIES OF UNDERWRITERS OWNED OR HELD BY THE TRUSTEE. If the trustee owns beneficially or holds as collateral security for obligations in default any securities of an underwriter for the obligor, furnish the following information as to each class of securities of such underwriter any of which are so owned or held by the trustee:

                              As of September 6, 1995

         -------------------------------------------------------------------------------------------------
               Col. A                Col. B                   Col. C                     Col. D
         -------------------------------------------------------------------------------------------------
           Name of issuer            Amount                Amount owned              Percent of class
             and title             outstanding        beneficially or held as      represented by amount
              of class                                collateral security for         given in Col. C
                                                      obligations in default
                                                            by trustee
         -------------------------------------------------------------------------------------------------
           None.
         -------------------------------------------------------------------------------------------------

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10.      OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF VOTING SECURITIES OF CERTAIN
         AFFILIATES OF SECURITY HOLDERS OF THE OBLIGOR. If the trustee owns beneficially or holds as collateral security for obligations in default voting securities of a person who, to the knowledge of the trustee (1) owns 10 percent or more of the voting securities of the obligor or (2) is an affiliate, other than a subsidiary, of the obligor, furnish the following information as to the voting securities of such person:

                             As of September 6, 1995

         -------------------------------------------------------------------------------------------------
               Col. A                Col. B                   Col. C                     Col. D
         -------------------------------------------------------------------------------------------------
           Name of issuer            Amount                Amount owned              Percent of class
             and title             outstanding        beneficially or held as      represented by amount
              of class                                collateral security for         given in Col. C
                                                      obligations in default
                                                            by trustee
         -------------------------------------------------------------------------------------------------
           None.
         -------------------------------------------------------------------------------------------------

11. OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF ANY SECURITIES OF A PERSON OWNING 50 PERCENT OR MORE OF THE VOTING SECURITIES OF THE OBLIGOR. If the trustee owns beneficially or holds as collateral security for obligations in default any securities of a person who, to the knowledge of the trustee, owns 50 percent or more of the voting securities of the obligor, furnish the following information as to each class of securities of such person any of which are so owned or held by the trustee:

                             As of September 6, 1995

         -------------------------------------------------------------------------------------------------
               Col. A                Col. B                   Col. C                     Col. D
         -------------------------------------------------------------------------------------------------
           Name of issuer            Amount                Amount owned              Percent of class
             and title             outstanding        beneficially or held as      represented by amount
              of class                                collateral security for         given in Col. C
                                                      obligations in default
                                                            by trustee
         -------------------------------------------------------------------------------------------------
           None.
         -------------------------------------------------------------------------------------------------

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12.      INDEBTEDNESS OF THE OBLIGOR TO THE TRUSTEE.  Except as noted in the instructions, if the obligor is indebted to the trustee, furnish the following information:

         ------------------------------------------------------------------------
                   Col. A                     Col. B                 Col. C
         ------------------------------------------------------------------------
           Nature of indebtedness       Amount outstanding          Date due
         ------------------------------------------------------------------------
           None.
         ------------------------------------------------------------------------

13.      DEFAULTS BY THE OBLIGOR.

         (a) State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

                          None.

         (b) If the Trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

                          None.

14. AFFILIATIONS WITH THE UNDERWRITERS. If any underwriter is an affiliate of the trustee, describe each such affiliation.

                 None.

15. FOREIGN TRUSTEE. Identify the order or rule pursuant to which the foreign trustee is authorized to act as sole trustee under the indentures qualified or to be qualified under the Act.

                 None.

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

16.      LIST OF EXHIBITS

         Exhibit 1        Copy of Articles of Association of the Trustee as now in effect.*

         Exhibit 2        Copy of Certificate of Authority of the Trustee to commence business.*

         Exhibit 3        Copy of Certificate as to authority of the Trustee to exercise corporate trust powers.*

         Exhibit 4        Copy of By-Laws of the Trustee as now in effect.*

         Exhibit 5        Copy of each indenture referred to in Item 4.**

         Exhibit 6        Consent of the Trustee required by Section 321(b) of the Act.

         Exhibit 7        Copy of the latest Report of Condition of the Trustee.

-------------------------------

* Incorporated by reference to the identical Exhibit Number to the Trustee's Statement of Eligibility on Form T-1, File No. 22-25134.

**   Inapplicable

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                                  SIGNATURE


         Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, Northern Central Bank, a banking organization with trust powers, organized and existing under the laws of Pennsylvania, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Williamsport, and Commonwealth of Pennsylvania, on the 18th day of September, 1995.


                                        NORTHERN CENTRAL BANK



                                        By:           CANDY K. BOWER
                                            -----------------------------------
                                               Candy K. Bower, Trust Officer

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                                                                    EXHIBIT 6


                            CONSENT OF THE TRUSTEE
                            ----------------------

         The Treasury Department, the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Federal Reserve Banks, and the Federal Deposit Insurance Corporation are hereby authorized, under such conditions as they may prescribe, to make available to the Commission such reports, records or other information as they may have available with respect to the trustee under indentures qualified or to be qualified under this title, and to make through their examiners or other employees for the use of the Commission, examinations of the trustee.

         The trustee consents that reports of examinations by Federal, State, Territorial, or District authorities, may be furnished by such authorities to the Commission upon request therefor.



     WILLIAM E. FOX
---------------------------------
(Signature) Vice President



     CANDY K. BOWER
---------------------------------
(Attest)

                                                                      EXHIBIT 7


                       CONSOLIDATED REPORT OF CONDITION
                 (Including Domestic and Foreign Subsidiaries)

                             NORTHERN CENTRAL BANK

STATE BANK NO. 42-9095                            FEDERAL RESERVE DISTRICT NO. 3

           in the City of Williamsport, County of Lycoming State of Pennsylvania, 17701, at close of business June 30, 1995.


                                    ASSETS

Cash and balances due from depository institutions:
  Noninterest-bearing balances and currency and coin .................................   37,039
  Interest-bearing balances ..........................................................      268
Held-to-maturity securities ..........................................................   67,425
Available-for-sale securities ........................................................  102,497
Federal funds sold ...................................................................   40,000
Loans and lease financing receivables:
  Loans and leases, net of unearned income ..................................  645,634
  LESS: Allowance for loan and lease losses .................................    7,743
  Loans and leases, net of unearned income,
  allowance, and reserve .............................................................  637,891
Premises and fixed assets (including capitalized leases) .............................   13,636
Other real estate owned ..............................................................       66
Intangible assets ....................................................................    1,043
Other assets .........................................................................   11,107
    TOTAL ASSETS .....................................................................  910,972

                                  LIABILITIES
Deposits:
  In domestic offices ................................................................  712,747
  Noninterest-bearing .......................................................   78,453
  Interest-bearing ..........................................................  634,294
Federal funds purchased ..............................................................   69,644
Securities sold under agreements to repurchase .......................................    6,025
Demand notes issued to the U.S. Treasury .............................................    2,215
Other borrowed money:
  With original maturity of one year or less .........................................    7,315
  With original maturity of more than one year .......................................   30,401
Mortgage indebtedness and obligations under capitalized leases .......................      833
Other liabilities ....................................................................    9,401
    TOTAL LIABILITIES ................................................................  838,581

                                EQUITY CAPITAL

Common stock .........................................................................    3,698
Surplus ..............................................................................   23,638
Undivided profits and capital reserves ...............................................   45,840
Net unrealized holding gains (losses)
  on available-for-sale securities ...................................................     (785)
Total equity capital .................................................................   72,391
    TOTAL LIABILITIES, LIMITED-LIFE
    PREFERRED STOCK, AND EQUITY CAPITAL ..............................................  910,972
Common Stock (No. of shares Authorized ......................................  800,000
                            Outstanding .....................................  739,608



        We, the undersigned officer(s), do hereby declare that this Report of Condition has been prepared in conformance with official instructions and is true and correct to the best of my (our) knowledge and belief.

                           Mark R. Scheffey,
                           Vice President and Treasurer
                           July 25, 1995
                           (717) 320-3095

        We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with official instructions and is true and correct.

                           Frederic M. Plankenhorn
                           Robert E. Walgran
                           Bernard D. Rell
                           Directors

        State of Pennsylvania, County of Lycoming ss: Sworn to and subscribed before me on this 25th day of July, 1995, and I hereby certify that I am not an officer or director of this bank. My commission expires October 12, 1996.

                           JoAnn T. Wagner
                           Notary Public